UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2026

Agriculture & Natural Solutions Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41861	98-1591619
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

712 Fifth Avenue, 36th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 993-0076

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	ANSCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ANSC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ANSCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 31, 2026, Agriculture & Natural Solutions Acquisition Corporation (the “Company”) announced that, following a review by the Company’s management and its sponsor affiliate, Agriculture & Natural Solutions Acquisition Warrant Holdings LLC (“Warrant Holdings Sponsor”), the Company does not expect to consummate a business combination prior to the expiration of the Completion Window (as defined in the Company’s Amended and Restated Memorandum and Articles of Association (the “Company’s Articles”)). As a result of the foregoing and the Warrant Holdings Sponsor’s decision not to continue making extension payments under the promissory note issued to Warrant Holdings Sponsor on November 10, 2025, the Company’s Completion Window will expire on August 12, 2026.

Accordingly, the Company’s board of directors (the “Board”) has determined that the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), that were included in the units issued in the Company’s initial public offering (the “Public Shares”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) including interest earned on the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining shareholders and the Board, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor and independent directors have previously agreed to waive their redemption rights with respect to monies held in the Trust Account with respect to any Class A Ordinary Shares and the Company’s Class B ordinary shares, par value $0.0001 per share, held by them.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Redemption. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of any amounts previously released to the Company to pay taxes, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $11.47 per share (the “Redemption Amount”). All other costs and expenses associated with implementing the dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out on or around August 19, 2026.

The last day that the Company’s securities will trade on The Nasdaq Stock Market LLC (“Nasdaq”) will be August 12, 2026. Effective as of the close of business on August 13, 2026, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

On July 31, 2026, the Company issued a press release announcing the Redemption, dissolution and liquidation. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agriculture & Natural Solutions Acquisition Corporation

Date: July 31, 2026	By:	/s/ Thomas Smith
	Name:	Thomas Smith
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary